Exhibit 1.01

Fortune Brands Home & Security, Inc.

Conflict Minerals Report

Year Ended December 31, 2016

Summary

Fortune Brands Home & Security, Inc. (“Fortune Brands” the “Company”, “we”, “us”, or “our”) determined that tin, tantalum, tungsten and/or gold (the “Conflict Minerals”) were necessary for the production or functionality of products manufactured or contracted for manufacture by Fortune Brands in calendar year 2016 and is therefore subject to reporting under Section 1502(b) of the Dodd Frank Act, and Rule 13p-1 under the Securities Exchange Act of 1934. After conducting a reasonable country of origin inquiry (“RCOI”) regarding the applicable Conflict Minerals, Fortune Brands had reason to believe that some of the Conflict Minerals may have originated in the Democratic Republic of the Congo or an adjoining country (together, the “Conflict Region”) and therefore was subject to the exercise of due diligence as described in this Conflict Minerals Report (“Report”), which is presented to comply with Rule 13p-1 of the Securities Exchange Act of 1934.

1.	Company Overview.

We are a leading home and security products company that creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s four segments are: Cabinets, Plumbing, Doors and Security and our brands in 2016 included MasterBrand cabinets, Moen faucets, Therma-Tru entry door systems, Master Lock security products and Sentry Safe personal safes1. Fortune Brands does not directly source any Conflict Minerals that may be used in the products it manufactures or contracts to manufacture. Because of the size of the Company, the complexity of our products and the manufacturing process, and because of the constant evolution of our supply chain, we relied on our direct suppliers to provide us with information on the origin of the Conflict Minerals that are supplied to them from upstream suppliers when conducting our RCOI and our due diligence process.

2.	Design of Due Diligence Process.

Fortune Brands designed its due diligence process and methodology to conform in all material respects with the framework of the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- Affected and High-Risk Areas (Second Edition, OECD 2013) and the supplements thereto (together, the “OECD Framework”).

3.	Due Diligence Measures Undertaken.

Fortune Brands undertook the following measures as part of its Conflict Minerals due diligence:

A.	Established Company Management Systems:

The Company maintained a Conflict Minerals task force headed by the Fortune Brands’ legal department and which includes representatives from each business unit. The task force continued to educate senior management on the requirements of the legislation and work with the representatives of the Company’s businesses to help determine the scope of our due diligence, and the best methods to contact, educate, and survey our suppliers.

We employed our system of supply chain traceability to identify the facilities in our supply chain that may have supplied Conflict Minerals for our 2016 products. This system included identification of suppliers of materials for the 2016 products, outreach to these suppliers, and evaluation of information received from these suppliers (as described further in Part B below). Reports on the progress of the Conflict Minerals program were made to internal company management teams including our General Counsel, our Chief Financial Officer, our Chief Auditor and our Principal Accounting Officer periodically.

[1]	During the course of 2016 the Company also acquired the Riobel, ROHL and Perrin & Rowe brands. Information on the supply chains of Riobel, ROHL and Perrin & Rowe are excluded from this report.

The Company also continued to maintain control systems which include our many standards, policies and procedures designed to provide guidelines on how to conduct business in an ethical and responsible manner and how to report grievances. Please see our Annual Report on Form 10-K for more information on these controls and our Code of Business Conduct and Ethics, Supplier Code of Conduct and other related policies, all of which can be found at www.FBHS.com.

B.	Identify and Assess Risks in the Supply Chain:

Fortune Brands relied on information provided by our suppliers to assist with our due diligence efforts. Specifically, we took the following steps as part of our Conflict Minerals due diligence process:

•	Identified our direct suppliers which provided raw materials or components used in the production of those products reasonably believed to contain one or more Conflict Minerals;

•	Contacted the identified suppliers and, together with a cover letter explaining the intent and purpose of our request, sent our direct suppliers the Conflict Free Sourcing Initiative’s Conflict Minerals Reporting Template (the “Template”);

•	Requested from those suppliers confirmation of the presence of necessary Conflict Minerals in the raw materials or components they supplied to Fortune Brands and information regarding the origin of those minerals. The Template also included questions regarding the suppliers’ conflict mineral policies, due diligence processes, engagement with their supply chains and a listing of the smelters/refiners used to process the necessary Conflict Minerals;

•	Followed-up with unresponsive suppliers to request compliance with our requests for information and documentation; and

•	Reviewed, compiled and analyzed the responses for each responding supplier.

C.	Design and Implement a Strategy to Respond to Identified Risks.

Fortune Brands continued to implement a strategy for complying with the Conflict Minerals reporting requirements, which included establishing a timeline for the sending, collection and analysis of the responses to the Template we gathered as part of our due diligence process. Fortune Brands continued to use a task force to coordinate the process and the collection of data. Members of this task force worked to incorporate insights gained during the 2013, 2014, and 2015 reporting cycles to improve the accuracy of the 2016 due diligence process. This included identifying incomplete or internally inconsistent supplier responses, and working to obtain additional information and accurate responses. Members of Senior management received periodic reports and updates regarding the due diligence process. In addition, the business units had discussions with the Company’s legal department throughout the process.

D.	Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain.

As a downstream company with no direct relationships with smelters/refiners, we did not directly engage in any third-party audits of smelters of refiners in our supply chain.

E.	Report on Supply Chain Due Diligence.

A copy of this Conflict Minerals Report can be found on our website at www.FBHS.com

4.	Results of Due Diligence Process.

As part of our internal assessment, we identified our global suppliers who were potentially supplying products that contained Conflict Minerals. Each supplier was sent a cover letter, background on the Template and the Template. The vast majority of our suppliers responded. However, many of the responses were incomplete or had inconsistencies with the data reported. All of our segments had products that were subject to our due diligence efforts. For more information about our products, please refer to our Annual Report on Form 10-K for year ended 2016.

Fortune Brands was unable, after exercising the due diligence described in this Conflict Minerals Report, to determine the country of origin of some necessary Conflict Minerals in our 2016 products or whether any of the necessary Conflict Minerals may have directly or indirectly financed or benefited an armed group in the Conflict Region.

Facilities used to process necessary Conflict Minerals and country of origin

As a result of the Company’s due diligence process, 227 smelters and refiners were reported to us by our responsive direct suppliers as having potentially processed necessary Conflict Minerals contained in our 2016 products. Of these, 175 are included on the Conflict Free Smelter List as facilities that have been verified and found to be compliant with the Conflict-Free Smelter Program (“CFSP”) assessment protocols, and one other facility has committed to undergo a CFSP audit. Appendix A sets forth a list of the facilities our suppliers identified, with CFSP-compliant smelters identified as “Conflict Free” and those committed to an audit identified as “Active.” The majority of our direct suppliers provided the information on smelters and refiners at their company level (i.e., representing the smelters and refiners associated with all product offerings of the supplier that contained Conflict Minerals) and did not customize the information for Fortune Brands or the specific materials supplied to the Company. We were therefore unable to confirm that the Conflict Minerals in our 2016 products were necessarily processed by the reported smelters and refiners.

Efforts to determine the mine or location of origin

We have determined that seeking information about the smelters and refiners of Conflict Minerals in our supply chain and utilizing the tools and information developed by industry organizations to assess the due diligence practices of these entities represent the most reasonable efforts we can make to determine the mines or locations of origin of the Conflict Minerals in our supply chains and products.

5.	Steps to Improve Due Diligence Efforts in 2017

The Company intends to continue to take the following steps to improve our Conflict Minerals due diligence process:

•	Continue to utilize internal resources and expertise to ensure uniform implementation of Company Conflict Minerals processes.

•	Continue to engage our suppliers that have not fully responded to our requests for Conflict Minerals information, ultimately seeking to obtain complete responses from all of our direct suppliers of materials containing Conflict Minerals, to determine:

•	the use of Conflict Minerals;

•	the country of origin of those Conflict Minerals;

•	the use of scrap or recycled sources of those Conflict Minerals; and

•	the source and chain of custody of those Conflict Minerals there is reason to believe may have originated in the covered countries and that were not obtained from scrap or recycled sources.

•	Work with relevant trade associations and industry organizations to define and improve best practices and build leverage over the supply chain.

Appendix A

Metal	Smelter Name	Conflict Free	Active

Gold	Navoi Mining and Metallurgical Combinat		X

Gold	Advanced Chemical Company	X

Gold	Aida Chemical Industries Co., Ltd.	X

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	X

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	X

Gold	AngloGold Ashanti Córrego do Sítio Mineração	X

Gold	Argor-Heraeus S.A.	X

Gold	Asahi Pretec Corp.	X

Gold	Asaka Riken Co., Ltd.	X

Gold	Aurubis AG	X

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	X

Gold	Boliden AB	X

Gold	C. Hafner GmbH + Co. KG	X

Gold	CCR Refinery - Glencore Canada Corporation	X

Gold	Chimet S.p.A.	X

Gold	Daejin Indus Co., Ltd.	X

Gold	DODUCO GmbH	X

Gold	Dowa	X

Gold	Eco-System Recycling Co., Ltd.	X

Gold	OJSC Novosibirsk Refinery	X

Gold	Heimerle + Meule GmbH	X

Gold	Heraeus Ltd. Hong Kong	X

Gold	Heraeus Precious Metals GmbH & Co. KG	X

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	X

Gold	Ishifuku Metal Industry Co., Ltd.	X

Gold	Istanbul Gold Refinery	X

Gold	Japan Mint	X

Gold	Jiangxi Copper Co., Ltd.	X

Gold	Asahi Refining USA Inc.	X

Gold	Asahi Refining Canada Ltd.	X

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	X

Metal	Smelter Name	Conflict Free	Active

Gold	JSC Uralelectromed	X

Gold	JX Nippon Mining & Metals Co., Ltd.	X

Gold	Kazzinc	X

Gold	Kennecott Utah Copper LLC	X

Gold	Kojima Chemicals Co., Ltd.	X

Gold	Kyrgyzaltyn JSC	X

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	X

Gold	LS-NIKKO Copper Inc.	X

Gold	Materion	X

Gold	Matsuda Sangyo Co., Ltd.	X

Gold	Metalor Technologies (Hong Kong) Ltd.	X

Gold	Metalor Technologies (Singapore) Pte., Ltd.	X

Gold	Metalor Technologies S.A.	X

Gold	Metalor USA Refining Corporation	X

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	X

Gold	Mitsubishi Materials Corporation	X

Gold	Mitsui Mining and Smelting Co., Ltd.	X

Gold	Moscow Special Alloys Processing Plant	X

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	X

Gold	Nihon Material Co., Ltd.	X

Gold	Ohura Precious Metal Industry Co., Ltd.	X

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	X

Gold	PAMP S.A.	X

Gold	Prioksky Plant of Non-Ferrous Metals	X

Gold	PT Aneka Tambang (Persero) Tbk	X

Gold	PX Précinox S.A.	X

Gold	Rand Refinery (Pty) Ltd.	X

Gold	Royal Canadian Mint	X

Gold	Samduck Precious Metals	X

Gold	Schone Edelmetaal B.V.	X

Gold	SEMPSA Joyería Platería S.A.	X

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	X

Gold	Sichuan Tianze Precious Metals Co., Ltd.	X

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	X

Metal	Smelter Name	Conflict Free	Active

Gold	Solar Applied Materials Technology Corp.	X

Gold	Sumitomo Metal Mining Co., Ltd.	X

Gold	Tanaka Kikinzoku Kogyo K.K.	X

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	X

Gold	Tokuriki Honten Co., Ltd.	X

Gold	Umicore Brasil Ltda.	X

Gold	Umicore S.A. Business Unit Precious Metals Refining	X

Gold	United Precious Metal Refining, Inc.	X

Gold	Valcambi S.A.	X

Gold	Western Australian Mint trading as The Perth Mint	X

Gold	Yamamoto Precious Metal Co., Ltd.	X

Gold	Yokohama Metal Co., Ltd.	X

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	X

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	X

Gold	Umicore Precious Metals Thailand	X

Gold	Republic Metals Corporation	X

Gold	Torecom	X

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.

Gold	Caridad

Gold	Cendres + Métaux S.A.

Gold	Yunnan Copper Industry Co., Ltd.

Gold	Chugai Mining

Gold	Daye Non-Ferrous Metals Mining Ltd.

Gold	DSC (Do Sung Corporation)

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.

Gold	Hwasung CJ Co., Ltd.

Gold	Korea Metal Co., Ltd.

Gold	L’azurde Company For Jewelry

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.

Gold	Elemental Refining, LLC

Gold	Penglai Penggang Gold Industry Co., Ltd.

Gold	Sabin Metal Corp.

Gold	SAMWON Metals Corp.

Metal	Smelter Name	Conflict Free	Active

Gold	So Accurate Group, Inc.

Gold	Great Wall Precious Metals Co., Ltd. of CBPM

Gold	Tongling Nonferrous Metals Group Co., Ltd.

Gold	Guangdong Jinding Gold Limited

Tantalum	Exotech	X

Tantalum	F&X Electro-Materials Ltd.	X

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	X

Tantalum	Hi-Temp Specialty Metals, Inc.	X

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd	X

Tantalum	RFH Tantalum Smeltry Co., Ltd.	X

Tantalum	Telex Metals	X

Tantalum	Zhushou Cemented Carbide	X

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	X

Tantalum	H.C. Starck Co., Ltd.	X

Tantalum	H.C. Starck GmbH Goslar	X

Tantalum	H.C. Starck Hermsdorf GmbH	X

Tantalum	H.C. Starck Inc.	X

Tantalum	H.C. Starck Ltd.	X

Tantalum	Global Advanced Metals Boyertown	X

Tantalum	Plansee SE Liezen

Tantalum	H.C. Starck GmbH Laufenburg

Tantalum	Plansee SE Reutte

Tantalum	Tranzact, Inc.

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	X

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	X

Tin	Alpha	X

Tin	Cooperativa Metalurgica de Rondônia Ltda.	X

Tin	CV Gita Pesona	X

Tin	PT Aries Kencana Sejahtera	X

Tin	CV Serumpun Sebalai	X

Tin	CV United Smelting	X

Tin	Dowa	X

Tin	EM Vinto	X

Tin	Fenix Metals	X

Metal	Smelter Name	Conflict Free	Active

Tin	Geijiu Non-Ferrous Metal Processing Co., Ltd.	X

Tin	China Tin Group Co., Ltd.	X

Tin	Malaysia Smelting Corporation (MSC)	X

Tin	Metallic Resources, Inc.	X

Tin	Mineração Taboca S.A.	X

Tin	Minsur	X

Tin	Mitsubishi Materials Corporation	X

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	X

Tin	Operaciones Metalurgical S.A.	X

Tin	PT Artha Cipta Langgeng	X

Tin	PT Babel Inti Perkasa	X

Tin	PT Bangka Tin Industry	X

Tin	PT Belitung Industri Sejahtera	X

Tin	PT Bukit Timah	X

Tin	PT DS Jaya Abadi	X

Tin	PT Eunindo Usaha Mandiri	X

Tin	PT Karimun Mining	X

Tin	PT Mitra Stania Prima	X

Tin	PT Panca Mega Persada	X

Tin	PT Prima Timah Utama	X

Tin	PT Refined Bangka Tin	X

Tin	PT Sariwiguna Binasentosa	X

Tin	PT Stanindo Inti Perkasa	X

Tin	PT Sumber Jaya Indah	X

Tin	PT Timah (Persero) Tbk Kundur	X

Tin	PT Timah (Persero) Tbk Mentok	X

Tin	PT Tinindo Inter Nusa	X

Tin	PT Tommy Utama	X

Tin	Rui Da Hung	X

Tin	Soft Metais Ltda.	X

Tin	Thaisarco	X

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	X

Tin	White Solder Metalurgia e Mineração Ltda.	X

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	X

Metal	Smelter Name	Conflict Free	Active

Tin	Yunnan Tin Company Limited	X

Tin	CV Venus Inti Perkasa	X

Tin	Magnu’s Minerais Metais e Ligas Ltda.	X

Tin	Melt Metais e Ligas S.A.	X

Tin	PT ATD Makmur Mandiri Jaya	X

Tin	O.M. Manufacturing Philippines, Inc.	X

Tin	PT Inti Stania Prima	X

Tin	Metallo-Chimique N.V.	X

Tin	PT Bangka Prima Tin	X

Tin	PT Sukses Inti Makmur	X

Tin	PT Lautan Harmonis Sejahtera	X

Tin	EM Vinto

Tin	Mineracao Taboca S.A.

Tin	Jiangxi Nanshan

Tin	Yunnan Tin Company Limited

Tin	PT Timah

Tin	PT Tambang Timah

Tin	Cooper Santa

Tin	Malaysia Smelting Corp

Tin	Minsur

Tin	Thaisarco

Tin	CNMC (Guangxi) PGMA Co., Ltd.

Tin	PT Justindo

Tin	Estanho de Rondônia S.A.

Tin	Feinhütte Halsbrücke GmbH

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.

Tin	Huichang Jinshunda Tin Co., Ltd.

Tin	Gejiu Kai Meng Industry and Trade LLC

Tin	Linwu Xianggui Ore Smelting Co., Ltd.

Tin	Metallo Chimique

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.

Tin	PT Alam Lestari Kencana

Tin	PT Bangka Timah Utama Sejahtera

Tin	PT BilliTin Makmur Lestari

Metal	Smelter Name	Conflict Free	Active

Tin	PT Fang Di MulTindo

Tin	PT Seirama Tin Investment

Tin	PT Pelat Timah Nusantara Tbk

Tungsten	A.L.M.T. TUNGSTEN Corp.	X

Tungsten	Kennametal Huntsville	X

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	X

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	X

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	X

Tungsten	Global Tungsten & Powders Corp.	X

Tungsten	Hunan Chenzhou Mining Co., Ltd.	X

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	X

Tungsten	Kennametal Fallon	X

Tungsten	Xiamen Tungsten Co., Ltd.	X

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	X

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	X

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	X

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	X

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	X

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	X

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	X

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	X

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	X

Tungsten	H.C. Starck GmbH	X

Tungsten	H.C. Starck Smelting GmbH & Co.KG	X

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	X

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	X

Countries of origin of the conflict minerals these facilities process are believed to include one or more of the following countries:

Australia, Austria, Belgium, Bolivia, Brazil, Canada, China, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Kyrgyzstan, Malaysia, Mexico, Netherlands, Peru, Philippines, Poland, Russian Federation, Rwanda, South Africa, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Taiwan, Thailand, Turkey, United Arab Emirates, United States, Uzbekistan, Vietnam, Zimbabwe